Exhibit 99.3

RESTORATION HARDWARE, INC. SIGNS MERGER AGREEMENT

WITH CATTERTON PARTNERS

Corte Madera, Calif., November 8, 2007 – Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that it has entered into a definitive merger agreement with an affiliate of Catterton Partners. Gary Friedman, Restoration Hardware’s Chairman, President and Chief Executive Officer, will participate with Catterton Partners in the transaction. In addition, several institutional stockholders of Restoration Hardware have agreed to invest in the transaction or exchange a portion of their Restoration Hardware common stock for equity of the purchaser or one of its affiliates.

Under the terms of the merger agreement, all of the outstanding shares of Restoration Hardware, other than those exchanged by the participating stockholders, will be acquired for a price per share equal to $6.70 in cash. The $6.70 per share cash consideration represents a 150% premium to the closing price of Restoration Hardware common stock on November 7, 2007, the last trading day prior to the announcement of the merger agreement. The total equity value of the transaction is approximately $267 million.

The merger agreement was negotiated on behalf of Restoration Hardware by a committee of the Board of Directors composed entirely of independent directors with the assistance of independent financial and legal advisors. The Board of Directors of Restoration Hardware, on the unanimous recommendation of the independent committee, has approved the merger agreement and recommends that Restoration Hardware’s stockholders adopt the merger agreement.

“We are pleased to announce this transaction, which delivers significant value to our stockholders,” said Mr. Friedman. “In addition, we are excited about the opportunity to work with Catterton Partners, which has a successful track record and significant experience in the consumer and retail industries. We believe this partnership will provide us with important resources to execute our operating and growth strategies over the long-term.”

J. Michael Chu, Managing Partner of Catterton Partners, added, “We are pleased to enter into this partnership and look forward to building on the accomplishments of Gary and his team. Since joining the Company several years ago, they have established the Restoration Hardware brand as a leader in the premium home furnishings category. By combining our respective expertise, we believe we can continue to evolve and grow the brand and become a dynamic force in the marketplace.”

In accordance with the merger agreement, the committee of independent directors, with the assistance of its advisors, will solicit proposals from third parties for a period of 35 days concluding December 13, 2007. The independent committee, with the assistance of its advisors, intends to actively solicit superior proposals during this period. There is no assurance that the solicitation of superior proposals will result in an alternative transaction.

The transaction is subject to (i) the approval of holders of two-thirds of the outstanding shares of Restoration Hardware common stock pursuant to the certificate of incorporation of Restoration Hardware, (ii) the approval of holders of a majority of the shares voting at the special meeting that are held by stockholders not participating in the transaction, and (iii) other closing conditions, including the receipt of regulatory approvals. The transaction is not subject to any financing condition (other than the performance of the investment and share contribution commitments made by the institutional stockholders and Mr. Friedman) and is expected to close in the first quarter of 2008.

UBS Securities is acting as financial advisor to the independent committee in connection with the proposed merger.

Gibson, Dunn & Crutcher LLP is acting as legal counsel to Catterton Partners.

About Restoration Hardware

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware, gifts and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. The Company currently operates 102 retail stores and eight outlet stores in 30 states, the District of Columbia and Canada.

About Catterton Partners

With more than $2 billion under management, Catterton Partners is a leading private equity firm in the U.S. focused exclusively on the consumer industry. Since its founding in 1990, Catterton has leveraged its investment capital, strategic and operating skills, and network of industry contacts to establish one of the strongest investment track records in the consumer industry. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, and Media and Marketing Services. Catterton has led investments in companies such as Breyers® Yogurt Company, Wellness Pet Food, Liberty Safe, Build-A-Bear Workshop, Cheddar’s Restaurant Holdings Inc., OSI Restaurant Partners, P.F. Chang’s China Bistro, Baja Fresh Mexican Grill, Frederic Fekkai, Kettle Foods, Farley’s and Sathers Candy Co., and Odwalla, Inc. More information about the firm can be found at http://www.cpequity.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements relating to the benefits of the proposed transaction, statements relating to future performance of the Company, statements relating to the completion of the proposed transaction, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain stockholder approval required for the transaction; (2) the Company may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (6) the Company may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended August 4, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”). Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RESTORATION HARDWARE AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available on the Company’s internet site at http://www.restorationhardware.com.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of the Company is included in its definitive proxy statement for its July 12, 2007 annual meeting filed with the SEC on June 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Contacts

Restoration Hardware	Catterton Partners
Chris Newman	Eric Brielmann / Andrea Salas
Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
415-945-4530	212-355-4449